CONTACT:	FOR IMMEDIATE RELEASE
Bryan R. McKeag	January 27, 2020
Executive Vice President
Chief Financial Officer
(563) 589-1994
bmckeag@htlf.com

HEARTLAND FINANCIAL USA, INC. REPORTS RECORD ANNUAL EARNINGS AND STRONG FOURTH QUARTER RESULTS AS OF DECEMBER 31, 2019

Highlights

▪	Record annual net income available to common stockholders of $149.1 million, an increase of $32.2 million or 28% from $117.0 million for 2018
▪	Quarterly net income available to common stockholders of $37.9 million or $1.03 per diluted common share in comparison with $32.1 million or $0.93 per diluted common share for the fourth quarter of the prior year
▪	Net interest margin of 3.86%, fully tax-equivalent (non-GAAP)(1) of 3.90% for the fourth quarter of 2019
▪	Return on average common equity of 9.56% and return on average tangible common equity (non-GAAP)(1) of 14.65% for the fourth quarter of 2019
▪	Efficiency ratio (non-GAAP)(1) for the fourth quarter of 2019 of 60.69%
▪	Tangible common equity ratio (non-GAAP)(1) of 8.52% at December 31, 2019
▪	Organic commercial and commercial real estate loan growth of $96.8 million and organic non-time deposit growth of $225.0 million for the fourth quarter of 2019
▪	Completed the acquisition of substantially all of the assets and deposits and certain other liabilities of Rockford Bank and Trust Company

	Quarter Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Net income available to common stockholders (in millions)	$37.9	$32.1	$149.1	$117.0
Diluted earnings per common share	1.03	0.93	4.14	3.52

Return on average assets	1.17%	1.12%	1.24%	1.09%
Return on average common equity	9.56	9.88	10.12	9.93
Return on average tangible common equity (non-GAAP)(1)	14.65	15.96	15.73	15.72
Net interest margin	3.86	4.28	4.00	4.26
Net interest margin, fully tax-equivalent (non-GAAP)(1)	3.90	4.34	4.04	4.32
Efficiency ratio, fully-tax equivalent (non-GAAP)(1)	60.69	59.35	63.11	63.54

(1) Refer to "Non-GAAP Measures" in this earnings release for additional information on the usage and presentation of these non-GAAP measures, and refer to the financial tables for reconciliations to the most directly comparable GAAP measures.

"Heartland completed a record year with net income available to common stockholders of $149.1 million, which was an increase of $32.2 million or 28 percent over the prior year. Diluted earnings per share for 2019 increased $0.62 or 18 percent to $4.14 from $3.52 for 2018."
Bruce K. Lee, president and chief executive officer, Heartland Financial USA, Inc.

Dubuque, Iowa, Monday, January 27, 2020-Heartland Financial USA, Inc. (NASDAQ: HTLF) today reported net income available to common stockholders of $37.9 million, or $1.03 per diluted common share, for the quarter ended December 31, 2019, compared to $32.1 million, or $0.93 per diluted common share, for the fourth quarter of 2018. Return on average common equity was 9.56% and return on average assets was 1.17% for the fourth quarter of 2019, compared to 9.88% and 1.12%, respectively, for the same quarter in 2018.

Net income available to common stockholders for the year ended December 31, 2019, was $149.1 million or $4.14 per diluted common share, compared to $117.0 million or $3.52 per diluted common share for the year ended December 31, 2018. Return on average common equity was 10.12% and return on average assets was 1.24% for the year 2019, compared to 9.93% and 1.09% for the same period in 2018.

Commenting on Heartland’s 2019 results, Bruce K. Lee, Heartland’s president and chief executive officer, said, "Heartland completed a record year with net income available to common stockholders of $149.1 million, which was an increase of $32.2 million or 28 percent over the prior year. Diluted earnings per share for 2019 increased $0.62 or 18 percent to $4.14 from $3.52 for 2018."

Strategic Developments in 2019

In keeping with its focus on core businesses and execution of strategic priorities, Heartland completed the following transactions:
•In the first quarter of 2019, two branch locations of Wisconsin Bank & Trust and the consumer finance loan portfolios totaling approximately $67 million of Citizens’ Finance Company were sold. During the second quarter of 2019, Heartland completed the sale of two branches of Dubuque Bank and Trust Company, two branches of Illinois Bank & Trust and one branch of Citywide Banks. On April 30, 2019, Dubuque Bank and Trust Company closed on the sale of substantially all its mortgage servicing rights to PNC Bank, N.A. Heartland is utilizing a portion of the net gains from these sales transactions, which totaled approximately $24.5 million, to invest in several new technology and process improvement projects. These projects include system upgrades, process automation, and expansion of online and mobile banking capabilities.
•On May 10, 2019, Heartland completed the acquisition of Blue Valley Ban Corp. ("BVBC") and its wholly-owned subsidiary, Bank of Blue Valley, headquartered in Overland Park, Kansas. Based on Heartland's closing common stock price of $44.78 per share on May 10, 2019, the aggregate consideration paid to BVBC common shareholders was $92.3 million, which was paid by delivery of Heartland common stock. Immediately following the closing of the transaction, Bank of Blue Valley was merged with and into Heartland's wholly-owned Kansas subsidiary, Morrill & Janes Bank and Trust Company, and the combined entity operates under the Bank of Blue Valley brand. As of the closing date, BVBC had, at fair value, total assets of $766.2 million, total loans held to maturity of $542.0 million, and total deposits of $617.1 million. Heartland also assumed, at fair value, $16.1 million of trust preferred debt. The systems conversion for this transaction was completed on August 23, 2019.
•On November 30, 2019, Heartland's Illinois Bank & Trust subsidiary completed its acquisition of substantially all of the assets and substantially all of the deposits and certain other liabilities of Rockford Bank and Trust Company ("RB&T"), headquartered in Rockford, Illinois. RB&T is a wholly-owned subsidiary of Moline, Illinois-based QCR Holdings, Inc. As of the closing date, RB&T had, at fair value, total assets of $495.7 million, which included $354.0 million of gross loans held to maturity, and $430.3 million of deposits. RB&T serves the Rockford market from two full-service banking locations. The systems conversion is expected to occur in the first quarter of 2020.

“We are pleased that we have advanced our goal to have two additional charters over $1 billion dollars in assets with the acquisitions in 2019 of Bank of Blue Valley and Rockford Bank & Trust," commented Lynn B. Fuller, Heartland's executive operating chairman.

Net Interest Income Increases, Net Interest Margin Decreases, from Fourth Quarter of 2018

Net interest margin, expressed as a percentage of average earning assets, was 3.86% (3.90% on a fully tax-equivalent basis, non-GAAP) during the fourth quarter of 2019, compared to 3.98% (4.02% on a fully tax-equivalent basis, non-GAAP) during the third quarter of 2019 and 4.28% (4.34% on a fully tax-equivalent basis, non-GAAP) during the fourth quarter of 2018.

Total interest income for the fourth quarter of 2019 was $133.2 million compared to $126.3 million recorded in the fourth quarter of 2018, an increase of $6.9 million or 5%. The tax-equivalent adjustment for income taxes saved on the interest earned on nontaxable securities and loans was $1.1 million for the fourth quarter of 2019 and $1.6 million for the fourth quarter of 2018. With these adjustments, total interest income on a tax-equivalent basis was $134.3 million for the fourth quarter of 2019, an increase of $6.4 million or 5%, compared to total interest income on a tax-equivalent basis of $127.9 million for the fourth quarter of 2018.

Average earning assets of $11.58 billion increased $1.35 billion or 13% from the fourth quarter of 2018, which was primarily attributable to recent acquisitions. The average rate on earning assets decreased 36 basis points to 4.60% for the fourth quarter of 2019 compared to 4.96% for the same quarter in 2018. In the first quarter of 2019, Heartland sold its higher yielding consumer loan portfolios, which accounted for 10 basis points of margin in the fourth quarter of 2018.

Total interest expense for the fourth quarter of 2019 was $20.5 million, an increase of $4.4 million or 28% from $16.0 million in the fourth quarter of 2018. The average interest rate paid on Heartland's interest bearing liabilities increased to 1.08% for the fourth quarter of 2019 compared to 0.97% for the fourth quarter of 2018.

Average interest bearing deposits increased $961.3 million or 16% to $7.12 billion for the quarter ended December 31, 2019, from $6.16 billion in the same quarter in 2018, which was primarily attributable to recent acquisitions. The average interest rate paid on Heartland's interest bearing deposits increased 15 basis points to 0.91% for the fourth quarter of 2019 compared to 0.76% for the same quarter in 2018.

Average borrowings decreased $4.8 million or 1% to $392.7 million during the fourth quarter of 2019 from $397.5 million during the same quarter in 2018. The average interest rate paid on Heartland's borrowings was 4.10% for the fourth quarter of 2019 compared to 4.19% in the fourth quarter of 2018.

Net interest income was $112.7 million during the fourth quarter of 2019 compared to $110.3 million during the fourth quarter of 2018, an increase of $2.5 million or 2%. After the tax-equivalent adjustment discussed above, net interest income on a tax-equivalent basis totaled $113.9 million during the fourth quarter of 2019 compared to net interest income on a tax-equivalent basis of $111.8 million during the fourth quarter of 2018, an increase of $2.0 million or 2%.

"While our net interest margin declined during the fourth quarter of 2019, we were able to lower our non-time deposit costs by 16 basis points. The current interest rate environment is very competitive, however, we are actively working to maintain our yield on loans while lowering our funding costs," Lee said.

Noninterest Income and Noninterest Expense Increase from Fourth Quarter of 2018

Total noninterest income was $28.0 million during the fourth quarter of 2019 compared to $27.0 million during the fourth quarter of 2018, an increase of $985,000 or 4%. Significant changes by noninterest income category were:

•Service charges and fees decreased $1.3 million or 9% to $12.4 million for the fourth quarter of 2019 compared to $13.7 million for the fourth quarter of 2018. Debit card income for the fourth quarter of 2019 totaled $1.6 million compared to $3.7 million for the same quarter in 2018, which was a decrease of $2.2 million or 58%, primarily due to the impact of the Durbin Amendment, which was effective for Heartland on July 1, 2019.
•Loan servicing income totaled $955,000 for the fourth quarter of 2019 compared to $2.1 million for the fourth quarter of 2018, which was a decrease of $1.1 million or 54%. The decrease was primarily due to the sale of the mortgage servicing rights of Dubuque Bank and Trust Company in the second quarter of 2019.
•Other noninterest income totaled $2.9 million for the fourth quarter of 2019 compared to $1.2 million for the fourth quarter of 2018, which was an increase of $1.6 million or 133%. Included in other noninterest income for the fourth quarter of 2019 was $891,000 related to proceeds on life insurance policies.

Total noninterest expense for the fourth quarter of 2019 was $92.9 million compared to $88.8 million for the same quarter of 2018, which was an increase of $4.0 million or 5%. Significant changes by noninterest expense category were:

•Salaries and employee benefits totaled $50.2 million for the fourth quarter of 2019 compared to $46.7 million for the same quarter of 2018, which is an increase of $3.5 million or 8%, which was primarily attributable to higher incentive compensation costs.
•Professional fees increased $914,000 or 9% to $11.5 million for the fourth quarter of 2019 compared to $10.6 million for the fourth quarter of 2018. This increase was primarily attributable to higher consulting fees related to process improvement and model validations. Consulting fees increased $759,000 or 150% to $1.3 million in the fourth quarter of 2019 from $507,000 in the same quarter of 2018.
•Net losses on assets totaled $1.5 million for the fourth quarter of 2019 compared to net gains of $35,000 for the fourth quarter of 2018, which was an increase of $1.5 million. Write-downs on fixed assets and buildings held for sale totaling $2.4 million were recorded in the fourth quarter of 2019. An additional gain of $1.2 million was recorded associated with the mortgage servicing rights sale due to the re-evaluation of any remaining contingencies.

Heartland's effective tax rate was 11.99% for the fourth quarter of 2019 compared to 17.22% for the fourth quarter of 2018. The following items impacted Heartland's fourth quarter 2019 and 2018 tax calculations:

•Solar energy tax credits of $764,000 and $2.6 million for the fourth quarter of 2019 and 2018, respectively.
•Federal low-income housing tax credits of $281,000 and $307,000 for the fourth quarter of 2019 and 2018, respectively.
•Tax-exempt interest income as a percentage of pre-tax income declined to 9.79% during the fourth quarter of 2019 from 15.16% during the fourth quarter of 2018.
•Historic rehabilitation tax credits totaled $1.8 million for the fourth quarter of 2019 compared to $0 for the same quarter of 2018.
•Included in the fourth quarter 2019 tax calculation were $1.9 million of tax benefits related to the release of valuation allowances on deferred tax assets.

For the years ended December 31, 2019 and 2018, Heartland's effective tax rate was 19.00% and 19.43%, respectively.

Loans and Deposits Increase Since December 31, 2018

Total assets were $13.21 billion at December 31, 2019, an increase of $1.80 billion or 16% from $11.41 billion at year-end 2018. Excluding $766.2 million of assets acquired at fair value in the BVBC transaction and $495.7 million of assets acquired at fair value in the RB&T transaction, total assets increased $539.7 million or 5% since year-end 2018. Securities represented 26% and 24% of total assets at December 31, 2019, and December 31, 2018, respectively.

Total loans held to maturity were $8.37 billion at December 31, 2019, compared to $7.41 billion at year-end 2018, an increase of $960.2 million or 13%. This change includes $896.0 million of total loans held to maturity acquired at fair value in the BVBC and RB&T transactions. During the first quarter of 2019, Heartland classified $32.1 million of loans as held for sale in conjunction with the branch sales. Excluding the reclassification of loans to held for sale and the BVBC and RB&T transactions, total loans held to maturity organically grew $96.3 million or 1% since December 31, 2018. Loan changes by category were:

•Commercial and commercial real estate loans totaled $6.79 billion at December 31, 2019, compared to $5.73 billion at December 31, 2018, which was an increase of $1.06 billion or 18%. Excluding $14.9 million of commercial and commercial real estate loans classified as held for sale during the first quarter of 2019 and $780.3 million of loans acquired in the BVBC and RB&T transactions, commercial and commercial real estate loans organically grew $293.4 million or 5% December 31, 2018.
•Agricultural and agricultural real estate loans totaled $533.1 million at December 31, 2019, compared to $565.4 million at December 31, 2018, which was a decrease of $32.3 million or 6%. Excluding $6.6 million of agricultural and agricultural real estate loans classified as held for sale during the first quarter of 2019 and $1.8 million of loans acquired in the BVBC transaction, agricultural and agricultural real estate loans organically decreased $27.5 million or 5% since December 31, 2018.
•Residential mortgage loans decreased $75.9 million or 11% to $597.7 million at December 31, 2019, from $673.6 million at December 31, 2018. Excluding $2.0 million of residential mortgage loans classified as held for sale during the first quarter of 2019 and $59.3 million of loans acquired in the BVBC and RB&T transactions, residential mortgage loans organically decreased $133.2 million or 20% since December 31, 2018.

•Consumer loans increased $12.1 million or 3% to $452.2 million at December 31, 2019, compared to $440.2 million at December 31, 2018. Excluding $8.6 million of loans classified as held for sale during the first quarter of 2019 and $54.7 million of loans acquired in the BVBC and RB&T transactions, consumer loans organically decreased $33.9 million or 8% since December 31, 2018.

"We had outstanding organic commercial and commercial real estate loan growth in the fourth quarter of 2019 of $96.8 million and $293.4 million for the year, and we expect this growth to continue in 2020," said Lee.

Total deposits were $11.04 billion as of December 31, 2019, compared to $9.40 billion at year-end, which was an increase of $1.65 billion or 18%. This increase includes $1.05 billion of deposits acquired at fair value in the BVBC and RB&T transactions. During the first quarter of 2019, Heartland classified $77.0 million of deposits as held for sale in conjunction with the branch sales. Exclusive of the reclassification of deposits to held for sale and the deposits acquired at fair value in the BVBC and RB&T transactions, total deposits organically increased $677.5 million or 7% since December 31, 2018. Deposit changes by category were:

•Demand deposits increased $279.1 million or 9% to $3.54 billion at December 31, 2019, compared to $3.26 billion at December 31, 2018. Excluding $235.5 million of demand deposits acquired in the BVBC and RB&T transactions and $17.3 million of demand deposits classified as held for sale in the first quarter of 2019, demand deposits organically increased $60.9 million or 2% since year-end 2018.
•Savings deposits increased $1.20 billion or 23% to $6.31 billion at December 31, 2019, from $5.11 billion at December 31, 2018. Excluding savings deposits of $550.0 million acquired in the BVBC and RB&T transactions and $47.8 million of savings deposits classified as held for sale in the first quarter of 2019, savings deposits organically increased $697.3 million or 14% since year-end 2018.
•Time deposits increased $169.3 million or 17% to $1.19 billion at December 31, 2019 from $1.02 billion at December 31, 2018. Excluding time deposits of $261.9 million acquired in the BVBC and RB&T transactions and $11.9 million of time deposits classified as held for sale in the first quarter of 2019, time deposits organically decreased $80.8 million or 8% since year-end 2018.

"We had impressive organic non-time deposit growth of $225.0 million for the fourth quarter of 2019 and $758.2 million for the year. Non-time deposits represented 89 percent of total deposits at December 31, 2019," Lee stated.

Nonperforming Assets Increase Since December 31, 2018

Nonperforming assets increased $8.3 million or 10% to $87.6 million or 0.66% of total assets at December 31, 2019, compared to $79.3 million or 0.69% of total assets at December 31, 2018. Excluding $3.5 million of nonperforming assets acquired in the BVBC and RB&T transactions, nonperforming assets increased $4.8 million or 6%. Nonperforming loans were $80.7 million or 0.96% of total loans at December 31, 2019, compared to $72.7 million or 0.98% of total loans at December 31, 2018. Nonperforming loans past due 90 days or more increased $3.4 million to $4.1 million at December 31, 2019 compared to $726,000 at December 31, 2018, which was primarily attributable to one $2.7 million commercial relationship that has been paid off since December 31, 2019. At December 31, 2019, loans delinquent 30-89 days were 0.33% of total loans compared to 0.21% of total loans at December 31, 2018.

The allowance for loan losses at December 31, 2019, was 0.84% of loans at December 31, 2019, and December 31, 2018. The allowance for loan losses as a percentage of nonperforming loans was 87.28% and 85.27% at December 31, 2019 and December 31, 2018, respectively. Provision expense for the fourth quarter of 2019 was $4.9 million compared to $9.7 million for the fourth quarter of 2018, which was a decrease of $4.8 million or 49%. Provision expense in the fourth quarter of 2018 included $4.0 million of provision expense due to two impaired commercial loans from acquired portfolios.

Non-GAAP Financial Measures

This press release contains references to financial measures which are not defined by generally accepted accounting principles ("GAAP"). Management believes the non-GAAP measures are helpful for investors to analyze and evaluate Heartland's financial condition and operating results. However, these non-GAAP measures have inherent limitations and should not be considered a substitute for operating results determined in accordance with GAAP. Additionally, because non-GAAP measures are not standardized, it may not be possible to compare the non-GAAP measures in this press release with other companies' non-GAAP measures. Reconciliations of each non-GAAP measure to the most directly comparable GAAP measure may be found in the financial tables in this press release, except that organic loan and deposit growth are reconciled to total loan and deposit growth in the preceding narrative discussion.

Below are the non-GAAP measures included in this press release, management's reason for including each measure and the method of calculating each measure:

•Annualized return on average tangible common equity is net income available to common stockholders plus core deposit and customer relationship intangibles amortization, net of tax, divided by average common stockholders' equity less goodwill and core deposit and customer relationship intangibles, net. This measure is included as it is considered to be a critical metric to analyze and evaluate financial condition and capital strength.
•Annualized net interest margin, fully tax-equivalent, adjusts net interest income for the tax-favored status of certain loans and securities. Management believes this measure enhances the comparability of net interest income arising from taxable and tax-exempt sources.
•Efficiency ratio, fully tax equivalent, expresses noninterest expenses as a percentage of fully tax-equivalent net interest income and noninterest income. This efficiency ratio is presented on a tax-equivalent basis which adjusts net interest income and noninterest expenses for the tax favored status of certain loans, securities, and tax credit projects. Management believes the presentation of this non-GAAP measure provides supplemental useful information for proper understanding of the financial results as it enhances the comparability of income and expenses arising from taxable and nontaxable sources and excludes specific items as noted in reconciliation contained in this press release.
•Organic deposit growth is exclusive of deposits obtained through acquisitions and the reclassification of deposits that are held for sale. Management believes that this measure provides a more complete understanding of underlying trends in deposit growth notwithstanding dispositions and acquisitions.
•Organic loan growth is exclusive of loans obtained through acquisitions and the reclassification of loans that are held for sale. Management believes that this measure provides a more complete understanding of underlying trends in loan growth notwithstanding dispositions and acquisitions.
•Tangible book value per common share is total common stockholders' equity less goodwill and core deposit and customer relationship intangibles, net, divided by common shares outstanding, net of treasury. This measure is included as it is considered to be a critical metric to analyze and evaluate use of equity, financial condition and capital strength.
•Tangible common equity ratio is total common stockholders' equity less goodwill and core deposit and customer relationship intangibles, net, divided by total assets less goodwill and core deposit and customer relationship intangibles, net. This measure is included as it is considered to be a critical metric to analyze and evaluate use of equity, financial condition and capital strength.
Conference Call Details
Heartland will host a conference call for investors at 5:00 p.m. EDT today. To participate, dial 866-928-9948 at least five minutes before start time. To listen to the live webcast, log on to www.htlf.com at least 15 minutes before start time. A replay will be available until January 26, 2021, by logging on to www.htlf.com.

About Heartland Financial USA, Inc.
Heartland Financial USA, Inc. is a diversified financial services company with assets of $13.21 billion. The company provides banking, mortgage, private client, investment, insurance and consumer finance services to individuals and businesses. Heartland currently has 115 banking locations serving 83 communities in Iowa, Illinois, Wisconsin, New Mexico, Arizona, Montana, Colorado, Minnesota, Kansas, Missouri, Texas and California. Additional information about Heartland Financial USA, Inc. is available at www.htlf.com.

Safe Harbor Statement
This release, and future oral and written statements of Heartland and its management, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about Heartland's financial condition, results of operations, plans, objectives, future performance and business. Although these forward-looking statements are based upon the beliefs, expectations and assumptions of Heartland's management, there are a number of factors, many of which are beyond the ability of management to control or predict, that could cause actual results to differ materially from those in its forward-looking statements. These factors, which are detailed in the risk factors in Heartland's Annual Report on Form 10-K filed with the Securities and Exchange Commission, contained, among others: (i) the strength of the local and national economy; (ii) the economic impact of past and any future terrorist threats and attacks and any acts of war; (iii) changes in state and federal laws, regulations and governmental policies as they impact the company's general business; (iv) changes in interest rates and prepayment rates of the company's assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the potential impact of acquisitions and Heartland's ability to successfully integrate acquired banks; (viii) the loss of key executives or employees; (ix) changes in consumer spending; (x) unexpected outcomes of existing or new litigation involving the company; and (xi) changes in accounting policies and practices. All statements in this release, including forward-looking statements, speak only as of the date they are made, and Heartland undertakes no obligation to update any statement in light of new information or future events.

-FINANCIAL TABLES FOLLOW
-###

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended December 31,		For the Year Ended December 31,
	2019	2018	2019	2018
Interest Income
Interest and fees on loans	$107,566	$105,700	$424,615	$393,871
Interest on securities:
Taxable	22,581	15,851	73,147	54,131
Nontaxable	2,102	3,467	9,868	14,120
Interest on federal funds sold	—	—	4	—
Interest on deposits with other banks and other short-term investments	953	1,285	6,695	3,698
Total Interest Income	133,202	126,303	514,329	465,820
Interest Expense
Interest on deposits	16,401	11,826	63,734	35,667
Interest on short-term borrowings	271	417	1,748	1,696
Interest on other borrowings	3,785	3,777	15,118	14,503
Total Interest Expense	20,457	16,020	80,600	51,866
Net Interest Income	112,745	110,283	433,729	413,954
Provision for loan losses	4,903	9,681	16,657	24,013
Net Interest Income After Provision for Loan Losses	107,842	100,602	417,072	389,941
Noninterest Income
Service charges and fees	12,368	13,660	52,157	48,706
Loan servicing income	955	2,061	4,843	7,292
Trust fees	5,141	4,599	19,399	18,393
Brokerage and insurance commissions	1,062	1,618	3,786	4,513
Securities gains, net	491	48	7,659	1,085
Unrealized gain on equity securities, net	11	115	525	212
Net gains on sale of loans held for sale	3,363	3,189	15,555	21,450
Valuation adjustment on servicing rights	668	(58)	(911)	(46)
Income on bank owned life insurance	1,117	587	3,785	2,793
Other noninterest income	2,854	1,226	9,410	4,762
Total Noninterest Income	28,030	27,045	116,208	109,160
Noninterest Expense
Salaries and employee benefits	50,234	46,729	200,541	196,118
Occupancy	5,813	6,622	25,450	25,328
Furniture and equipment	3,330	3,126	12,100	12,529
Professional fees	11,544	10,630	50,022	43,510
Advertising	2,305	2,726	10,028	9,565
Core deposit and customer relationship intangibles amortization	2,918	2,592	11,972	9,355
Other real estate and loan collection expenses, net	261	574	1,035	3,038
(Gain)/loss on sales/valuations of assets, net	1,512	(35)	(19,422)	2,208
Restructuring expenses	—	—	3,227	2,564
Other noninterest expenses	14,949	15,857	54,208	49,673
Total Noninterest Expense	92,866	88,821	349,161	353,888
Income Before Income Taxes	43,006	38,826	184,119	145,213
Income taxes	5,155	6,685	34,990	28,215
Net Income	37,851	32,141	149,129	116,998
Preferred dividends	—	—	—	(39)
Net Income Available to Common Stockholders	$37,851	$32,141	$149,129	$116,959
Earnings per common share-diluted	$1.03	$0.93	$4.14	$3.52
Weighted average shares outstanding-diluted	36,840,519	34,670,180	36,061,908	33,213,148

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended
	12/31/2019	9/30/2019	6/30/2019	3/31/2019	12/31/2018
Interest Income
Interest and fees on loans	$107,566	$110,566	$106,027	$100,456	$105,700
Interest on securities:
Taxable	22,581	18,567	16,123	15,876	15,851
Nontaxable	2,102	2,119	2,554	3,093	3,467
Interest on federal funds sold	—	—	—	4	—
Interest on deposits with other banks and other short-term investments	953	2,151	2,299	1,292	1,285
Total Interest Income	133,202	133,403	127,003	120,721	126,303
Interest Expense
Interest on deposits	16,401	17,982	16,138	13,213	11,826
Interest on short-term borrowings	271	250	338	889	417
Interest on other borrowings	3,785	3,850	3,819	3,664	3,777
Total Interest Expense	20,457	22,082	20,295	17,766	16,020
Net Interest Income	112,745	111,321	106,708	102,955	110,283
Provision for loan losses	4,903	5,201	4,918	1,635	9,681
Net Interest Income After Provision for Loan Losses	107,842	106,120	101,790	101,320	100,602
Noninterest Income
Service charges and fees	12,368	12,366	14,629	12,794	13,660
Loan servicing income	955	821	1,338	1,729	2,061
Trust fees	5,141	4,959	4,825	4,474	4,599
Brokerage and insurance commissions	1,062	962	1,028	734	1,618
Securities gains, net	491	2,013	3,580	1,575	48
Unrealized gain on equity securities, net	11	144	112	258	115
Net gains on sale of loans held for sale	3,363	4,673	4,343	3,176	3,189
Valuation adjustment on servicing rights	668	(626)	(364)	(589)	(58)
Income on bank owned life insurance	1,117	881	888	899	587
Other noninterest income	2,854	3,207	1,682	1,667	1,226
Total Noninterest Income	28,030	29,400	32,061	26,717	27,045
Noninterest Expense
Salaries and employee benefits	50,234	50,027	49,995	50,285	46,729
Occupancy	5,813	6,594	6,436	6,607	6,622
Furniture and equipment	3,330	2,858	3,220	2,692	3,126
Professional fees	11,544	12,131	14,968	11,379	10,630
Advertising	2,305	2,737	2,661	2,325	2,726
Core deposit and customer relationship intangibles amortization	2,918	2,899	3,313	2,842	2,592
Other real estate and loan collection expenses, net	261	(89)	162	701	574
(Gain)/loss on sales/valuations of assets, net	1,512	356	(18,286)	(3,004)	(35)
Restructuring expenses	—	—	—	3,227	—
Other noninterest expenses	14,949	15,454	12,629	11,176	15,857
Total Noninterest Expense	92,866	92,967	75,098	88,230	88,821
Income Before Income Taxes	43,006	42,553	58,753	39,807	38,826
Income taxes	5,155	7,941	13,584	8,310	6,685
Net Income	37,851	34,612	45,169	31,497	32,141
Preferred dividends	—	—	—	—	—
Net Income Available to Common Stockholders	$37,851	$34,612	$45,169	$31,497	$32,141
Earnings per common share-diluted	$1.03	$0.94	$1.26	$0.91	$0.93
Weighted average shares outstanding-diluted	36,840,519	36,835,191	35,879,259	34,699,839	34,670,180

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	As of
	12/31/2019	9/30/2019	6/30/2019	3/31/2019	12/31/2018
Assets
Cash and due from banks	$206,607	$243,395	$198,664	$174,198	$223,135
Interest bearing deposits with other banks and other short-term investments	172,127	204,372	443,475	318,303	50,495
Cash and cash equivalents	378,734	447,767	642,139	492,501	273,630
Time deposits in other financial institutions	3,564	3,711	4,430	4,675	4,672
Securities:
Carried at fair value	3,312,796	3,020,568	2,561,887	2,400,460	2,450,709
Held to maturity, at cost	91,324	87,965	88,166	88,089	236,283
Other investments, at cost	31,321	29,042	31,366	27,506	28,396
Loans held for sale	26,748	35,427	34,575	69,716	119,801
Loans:
Held to maturity	8,367,917	7,971,608	7,853,051	7,331,544	7,407,697
Allowance for loan losses	(70,395)	(66,222)	(63,850)	(62,639)	(61,963)
Loans, net	8,297,522	7,905,386	7,789,201	7,268,905	7,345,734
Premises, furniture and equipment, net	200,525	199,235	198,329	190,215	194,676
Goodwill	446,345	427,097	427,097	391,668	391,668
Core deposit and customer relationship intangibles, net	48,688	49,819	52,718	44,637	47,479
Servicing rights, net	6,736	6,271	7,180	28,968	31,072
Cash surrender value on life insurance	171,625	171,471	170,421	163,764	162,892
Other real estate, net	6,914	6,425	6,646	5,391	6,153
Other assets	186,755	179,078	146,135	136,000	114,841
Total Assets	$13,209,597	$12,569,262	$12,160,290	$11,312,495	$11,408,006
Liabilities and Equity
Liabilities
Deposits:
Demand	$3,543,863	$3,581,127	$3,426,758	$3,118,909	$3,264,737
Savings	6,307,425	5,770,754	5,533,503	5,145,929	5,107,962
Time	1,193,043	1,117,975	1,148,296	1,088,104	1,023,730
Total deposits	11,044,331	10,469,856	10,108,557	9,352,942	9,396,429
Deposits held for sale	—	—	—	118,564	106,409
Short-term borrowings	182,626	107,853	107,260	104,314	227,010
Other borrowings	275,773	278,417	282,863	268,312	274,905
Accrued expenses and other liabilities	128,730	149,293	139,823	96,261	78,078
Total Liabilities	11,631,460	11,005,419	10,638,503	9,940,393	10,082,831
Stockholders' Equity
Common stock	36,704	36,696	36,690	34,604	34,477
Capital surplus	839,857	838,543	837,150	745,596	743,095
Retained earnings	702,502	670,816	642,808	603,506	579,252
Accumulated other comprehensive income/(loss)	(926)	17,788	5,139	(11,604)	(31,649)
Total Equity	1,578,137	1,563,843	1,521,787	1,372,102	1,325,175
Total Liabilities and Equity	$13,209,597	$12,569,262	$12,160,290	$11,312,495	$11,408,006

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended December 31,		For the Year Ended December 31,
	2019	2018	2019	2018
Average Balances
Assets	$12,798,770	$11,371,247	$12,021,917	$10,772,297
Loans, net of unearned	8,090,476	7,436,497	7,761,091	7,140,239
Deposits	10,704,643	9,596,807	10,030,629	9,104,278
Earning assets	11,580,295	10,225,409	10,845,940	9,718,106
Interest bearing liabilities	7,513,701	6,557,185	7,048,607	6,253,586
Common stockholders' equity	1,570,258	1,290,691	1,473,396	1,177,346
Total stockholders' equity	1,570,258	1,290,691	1,473,396	1,177,955
Tangible common stockholders' equity (non-GAAP)	1,087,495	849,851	1,008,178	790,788

Key Performance Ratios
Annualized return on average assets	1.17%	1.12%	1.24%	1.09%
Annualized return on average common equity (GAAP)	9.56%	9.88%	10.12%	9.93%
Annualized return on average tangible common equity (non-GAAP)(1)	14.65%	15.96%	15.73%	15.72%
Annualized ratio of net charge-offs to average loans	0.04%	0.48%	0.11%	0.25%
Annualized net interest margin (GAAP)	3.86%	4.28%	4.00%	4.26%
Annualized net interest margin, fully tax-equivalent (non-GAAP)(1)	3.90%	4.34%	4.04%	4.32%
Efficiency ratio, fully tax-equivalent(1)	60.69%	59.35%	63.11%	63.54%

Reconciliation of Annualized Return on Average Tangible Common Equity (non-GAAP)
Net income available to common stockholders (GAAP)	$37,851	$32,141	$149,129	$116,959
Plus core deposit and customer relationship intangibles amortization, net of tax(2)	2,305	2,048	9,458	7,391
Adjusted net income available to common stockholders (non-GAAP)	$40,156	$34,189	$158,587	$124,350

Average common stockholders' equity (GAAP)	$1,570,258	$1,290,691	$1,473,396	$1,177,346
Less average goodwill	433,374	391,668	415,841	340,352
Less average core deposit and customer relationship intangibles, net	49,389	49,172	49,377	46,206
Average tangible common equity (non-GAAP)	$1,087,495	$849,851	$1,008,178	$790,788
Annualized return on average common equity (GAAP)	9.56%	9.88%	10.12%	9.93%
Annualized return on average tangible common equity (non-GAAP)	14.65%	15.96%	15.73%	15.72%

Reconciliation of Annualized Net Interest Margin, Fully Tax-Equivalent (non-GAAP)
Net Interest Income (GAAP)	$112,745	$110,283	$433,729	$413,954
Plus tax-equivalent adjustment(2)	1,109	1,565	4,929	6,228
Net interest income, tax-equivalent (non-GAAP)	$113,854	$111,848	$438,658	$420,182

Average earning assets	$11,580,295	$10,225,409	$10,845,940	$9,718,106

Annualized net interest margin (GAAP)	3.86%	4.28%	4.00%	4.26%
Annualized net interest margin, fully tax-equivalent (non-GAAP)	3.90%	4.34%	4.04%	4.32%

(1) Refer to the "Non-GAAP Measures" in this earnings release for additional information on the usage and presentation of these non-GAAP measures, and refer to these financial tables for the reconciliations to the most directly comparable GAAP measures.
(2) Computed on a tax-equivalent basis using an effective tax rate of 21%.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended
	12/31/2019	9/30/2019	6/30/2019	3/31/2019	12/31/2018
Average Balances
Assets	$12,798,770	$12,293,332	$11,708,538	$11,267,214	$11,371,247
Loans, net of unearned	8,090,476	7,883,678	7,648,562	7,412,855	7,436,497
Deposits	10,704,643	10,253,643	9,790,756	9,356,204	9,596,807
Earning assets	11,580,295	11,102,581	10,552,166	10,129,957	10,225,409
Interest bearing liabilities	7,513,701	7,174,944	6,872,449	6,622,149	6,557,185
Common stockholders' equity	1,570,258	1,541,369	1,442,388	1,336,250	1,290,691
Total stockholders' equity	1,570,258	1,541,369	1,442,388	1,336,250	1,290,691
Tangible common stockholders' equity (non-GAAP)	1,087,495	1,062,568	981,878	898,092	849,851

Key Performance Ratios
Annualized return on average assets	1.17%	1.12%	1.55%	1.13%	1.12%
Annualized return on average common equity (GAAP)	9.56%	8.91%	12.56%	9.56%	9.88%
Annualized return on average tangible common equity (non-GAAP)(1)	14.65%	13.78%	19.52%	15.24%	15.96%
Annualized ratio of net charge-offs to average loans	0.04%	0.14%	0.19%	0.05%	0.48%
Annualized net interest margin (GAAP)	3.86%	3.98%	4.06%	4.12%	4.28%
Annualized net interest margin, fully tax-equivalent (non-GAAP)(1)	3.90%	4.02%	4.10%	4.18%	4.34%
Efficiency ratio, fully tax-equivalent (non-GAAP)(1)	60.69%	61.92%	64.81%	65.23%	59.35%

Reconciliation of Annualized Return on Average Tangible Common Equity (non-GAAP)
Net income available to common stockholders (GAAP)	$37,851	$34,612	$45,169	$31,497	$32,141
Plus core deposit and customer relationship intangibles amortization, net of tax(2)	2,305	2,291	2,617	2,245	2,048
Adjusted net income available to common stockholders (non-GAAP)	$40,156	$36,903	$47,786	$33,742	$34,189

Average common stockholders' equity (GAAP)	$1,570,258	$1,541,369	$1,442,388	$1,336,250	$1,290,691
Less average goodwill	433,374	427,097	410,642	391,668	391,668
Less average core deposit and customer relationship intangibles, net	49,389	51,704	49,868	46,490	49,172
Average tangible common stockholders' equity (non-GAAP)	$1,087,495	$1,062,568	$981,878	$898,092	$849,851
Annualized return on average common equity (GAAP)	9.56%	8.91%	12.56%	9.56%	9.88%
Annualized return on average tangible common equity (non-GAAP)	14.65%	13.78%	19.52%	15.24%	15.96%

Reconciliation of Annualized Net Interest Margin, Fully Tax-Equivalent (non-GAAP)
Net Interest Income (GAAP)	$112,745	$111,321	$106,708	$102,955	$110,283
Plus tax-equivalent adjustment(2)	1,109	1,140	1,268	1,412	1,565
Net interest income, fully tax-equivalent (non-GAAP)	$113,854	$112,461	$107,976	$104,367	$111,848

Average earning assets	$11,580,295	$11,102,581	$10,552,166	$10,129,957	$10,225,409

Annualized net interest margin (GAAP)	3.86%	3.98%	4.06%	4.12%	4.28%
Annualized net interest margin, fully tax-equivalent (non-GAAP)	3.90%	4.02%	4.10%	4.18%	4.34%

(1) Refer to the "Non-GAAP Measures" in this earnings release for additional information on the usage and presentation of these non-GAAP measures, and refer to these financial tables for the reconciliations to the most directly comparable GAAP measures.
(2) Computed on a tax-equivalent basis using an effective tax rate of 21%.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended December 31,		For the Year Ended December 31,
Reconciliation of Efficiency Ratio (non-GAAP)	2019	2018	2019	2018
Net interest income (GAAP)	$112,745	$110,283	$433,729	$413,954
Tax-equivalent adjustment(1)	1,109	1,565	4,929	6,228
Fully tax-equivalent net interest income	113,854	111,848	438,658	420,182
Noninterest income	28,030	27,045	116,208	109,160
Securities gains, net	(491)	(48)	(7,659)	(1,085)
Unrealized gain on equity securities, net	(11)	(115)	(525)	(212)
Gain on extinguishment of debt	—	—	(375)	—
Valuation adjustment on servicing rights	(668)	58	911	46
Adjusted income (non-GAAP)	$140,714	$138,788	$547,218	$528,091

Total noninterest expenses (GAAP)	$92,866	$88,821	$349,161	$353,888
Less:
Core deposit and customer relationship intangibles amortization	2,918	2,592	11,972	9,355
Partnership investment in tax credit projects	3,038	3,895	8,030	4,233
(Gain)/loss on sales/valuations of assets, net	1,512	(35)	(19,422)	2,208
Restructuring expenses	—	—	3,227	2,564
Adjusted noninterest expenses (non-GAAP)	$85,398	$82,369	$345,354	$335,528

Efficiency ratio, fully tax-equivalent (non-GAAP)	60.69%	59.35%	63.11%	63.54%

Reconciliation of Efficiency Ratio (non-GAAP)	For the Quarter Ended
	12/31/2019	9/30/2019	6/30/2019	3/31/2019	12/31/2018
Net interest income (GAAP)	$112,745	$111,321	$106,708	$102,955	$110,283
Tax-equivalent adjustment(1)	1,109	1,140	1,268	1,412	1,565
Fully tax-equivalent net interest income	113,854	112,461	107,976	104,367	111,848
Noninterest income	28,030	29,400	32,061	26,717	27,045
Securities gains, net	(491)	(2,013)	(3,580)	(1,575)	(48)
Unrealized gain on equity securities, net	(11)	(144)	(112)	(258)	(115)
Gain on extinguishment of debt	—	(375)	—	—	—
Valuation adjustment on servicing rights	(668)	626	364	589	58
Adjusted income (non-GAAP)	$140,714	$139,955	$136,709	$129,840	$138,788

Total noninterest expenses (GAAP)	$92,866	$92,967	$75,098	$88,230	$88,821
Less:
Core deposit and customer relationship intangibles amortization	2,918	2,899	3,313	2,842	2,592
Partnership investment in tax credit projects	3,038	3,052	1,465	475	3,895
(Gain)/loss on sales/valuation of assets, net	1,512	356	(18,286)	(3,004)	(35)
Restructuring expenses	—	—	—	3,227	—
Adjusted noninterest expenses (non-GAAP)	$85,398	$86,660	$88,606	$84,690	$82,369

Efficiency ratio, fully tax-equivalent (non-GAAP)	60.69%	61.92%	64.81%	65.23%	59.35%

(1) Computed on a tax-equivalent basis using an effective tax rate of 21%.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE AND FULL TIME EQUIVALENT EMPLOYEE DATA
	As of and for the Quarter Ended
	12/31/2019	9/30/2019	6/30/2019	3/31/2019	12/31/2018
Common Share Data
Book value per common share	$43.00	$42.62	$41.48	$39.65	$38.44
Tangible book value per common share (non-GAAP)(1)	$29.51	$29.62	$28.40	$27.04	$25.70
Common shares outstanding, net of treasury stock	36,704,278	36,696,190	36,690,061	34,603,611	34,477,499
Tangible common equity ratio (non-GAAP)(1)	8.52%	8.99%	8.92%	8.60%	8.08%

Reconciliation of Tangible Book Value Per Common Share (non-GAAP)
Common stockholders' equity (GAAP)	$1,578,137	$1,563,843	$1,521,787	$1,372,102	$1,325,175
Less goodwill	446,345	427,097	427,097	391,668	391,668
Less core deposit and customer relationship intangibles, net	48,688	49,819	52,718	44,637	47,479
Tangible common stockholders' equity (non-GAAP)	$1,083,104	$1,086,927	$1,041,972	$935,797	$886,028

Common shares outstanding, net of treasury stock	36,704,278	36,696,190	36,690,061	34,603,611	34,477,499
Common stockholders' equity (book value) per share (GAAP)	$43.00	$42.62	$41.48	$39.65	$38.44
Tangible book value per common share (non-GAAP)	$29.51	$29.62	$28.40	$27.04	$25.70

Reconciliation of Tangible Common Equity Ratio (non-GAAP)
Tangible common stockholders' equity (non-GAAP)	$1,083,104	$1,086,927	$1,041,972	$935,797	$886,028

Total assets (GAAP)	$13,209,597	$12,569,262	$12,160,290	$11,312,495	$11,408,006
Less goodwill	446,345	427,097	427,097	391,668	391,668
Less core deposit and customer relationship intangibles, net	48,688	49,819	52,718	44,637	47,479
Total tangible assets (non-GAAP)	$12,714,564	$12,092,346	$11,680,475	$10,876,190	$10,968,859
Tangible common equity ratio (non-GAAP)	8.52%	8.99%	8.92%	8.60%	8.08%

Loan Data
Loans held to maturity:
Commercial and commercial real estate	$6,790,458	$6,393,596	$6,230,372	$5,745,051	$5,731,712
Residential mortgage	597,742	589,793	613,707	630,433	673,603
Agricultural and agricultural real estate	533,064	545,006	549,404	544,805	565,408
Consumer	452,233	447,718	461,802	412,573	440,158
Unearned discount and deferred loan fees	(5,580)	(4,505)	(2,234)	(1,318)	(3,184)
Total loans held to maturity	$8,367,917	$7,971,608	$7,853,051	$7,331,544	$7,407,697

Other Selected Trend Information
Effective tax rate	11.99%	18.66%	23.12%	20.88%	17.22%
Full time equivalent employees	1,908	1,962	2,040	1,976	2,045

(1) Refer to "Non-GAAP Measures" in this earnings release for additional information on the usage and presentation of these non-GAAP measures, and refer to these financial tables for the reconciliations to the most directly comparable GAAP measures.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	As of and for the Quarter Ended
	12/31/2019	9/30/2019	6/30/2019	3/31/2019	12/31/2018
Allowance for Loan Losses
Balance, beginning of period	$66,222	$63,850	$62,639	$61,963	$61,221
Provision for loan losses	4,903	5,201	4,918	1,635	9,681
Charge-offs	(2,018)	(4,842)	(4,780)	(1,950)	(9,777)
Recoveries	1,288	2,013	1,073	991	838
Balance, end of period	$70,395	$66,222	$63,850	$62,639	$61,963

Asset Quality
Nonaccrual loans	$76,548	$72,208	$79,619	$77,294	$71,943
Loans past due ninety days or more	4,105	40	285	1,706	726
Other real estate owned	6,914	6,425	6,646	5,391	6,153
Other repossessed assets	11	13	39	8	459
Total nonperforming assets	$87,578	$78,686	$86,589	$84,399	$79,281

Performing troubled debt restructured loans	$3,794	$3,199	$3,539	$3,460	$4,026

Nonperforming Assets Activity
Balance, beginning of period	$78,686	$86,589	$84,399	$79,281	$85,617
Net loan charge offs	(730)	(2,829)	(3,707)	(959)	(8,939)
New nonperforming loans	13,751	6,818	13,688	15,314	17,332
Acquired nonperforming assets	3,262	—	230	—	—
Reduction of nonperforming loans(1)	(5,859)	(8,861)	(6,246)	(6,238)	(6,065)
OREO/Repossessed assets sales proceeds	(1,399)	(3,067)	(1,288)	(2,092)	(8,390)
OREO/Repossessed assets gain/(loss and writedowns), net	(133)	36	(487)	(462)	(230)
Net activity at Citizens Finance Co.	—	—	—	(445)	(44)
Balance, end of period	$87,578	$78,686	$86,589	$84,399	$79,281

Asset Quality Ratios
Ratio of nonperforming loans to total loans	0.96%	0.91%	1.02%	1.08%	0.98%
Ratio of nonperforming loans and performing trouble debt restructured loans to total loans	1.01%	0.95%	1.06%	1.12%	1.04%
Ratio of nonperforming assets to total assets	0.66%	0.63%	0.71%	0.75%	0.69%
Annualized ratio of net loan charge-offs to average loans	0.04%	0.14%	0.19%	0.05%	0.48%
Allowance for loan losses as a percent of loans	0.84%	0.83%	0.81%	0.85%	0.84%
Allowance for loan losses as a percent of nonperforming loans	87.28%	91.66%	79.91%	79.29%	85.27%
Loans delinquent 30-89 days as a percent of total loans	0.33%	0.28%	0.31%	0.47%	0.21%

(1) Includes principal reductions, transfers to performing status and transfers to OREO.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS
	For the Quarter Ended
	December 31, 2019			September 30, 2019			December 31, 2018
	Average Balance	Interest	Rate	Average Balance	Interest	Rate	Average Balance	Interest	Rate
Earning Assets
Securities:
Taxable	$3,033,480	$22,581	2.95%	$2,658,107	$18,567	2.77%	$2,184,096	$15,851	2.88%
Nontaxable(1)	271,792	2,661	3.88	266,933	2,682	3.99	427,332	4,388	4.07
Total securities	3,305,272	25,242	3.03	2,925,040	21,249	2.88	2,611,428	20,239	3.07
Interest on deposits with other banks and other short-term investments	251,599	953	1.50	358,327	2,151	2.38	238,087	1,285	2.14
Federal funds sold	—	—	—	—	—	—	309	—	—
Loans:(2)
Commercial and commercial real estate(1)	6,484,485	85,591	5.24	6,216,133	86,864	5.54	5,644,475	77,822	5.47
Residential mortgage	614,735	7,156	4.62	662,663	7,979	4.78	704,012	8,682	4.89
Agricultural and agricultural real estate(1)	538,029	7,005	5.17	550,441	7,551	5.44	568,904	7,752	5.41
Consumer	453,227	6,109	5.35	454,441	6,697	5.85	519,106	9,355	7.15
Fees on loans		2,255	—		2,052	—	—	2,733	—
Less: allowance for loan losses	(67,052)	—	—	(64,464)	—	—	(60,912)	—	—
Net loans	8,023,424	108,116	5.35	7,819,214	111,143	5.64	7,375,585	106,344	5.72
Total earning assets	11,580,295	134,311	4.60%	11,102,581	134,543	4.81%	10,225,409	127,868	4.96%
Nonearning Assets	1,218,475			1,190,751			1,145,838
Total Assets	$12,798,770			$12,293,332			$11,371,247
Interest Bearing Liabilities(3)
Savings	$5,986,007	$11,790	0.78%	$5,643,722	$13,301	0.94%	$5,071,573	$8,817	0.69%
Time deposits	1,135,025	4,611	1.61	1,149,064	4,681	1.62	1,088,122	3,009	1.10
Short-term borrowings	115,680	271	0.93	102,440	250	0.97	121,053	417	1.37
Other borrowings	276,989	3,785	5.42	279,718	3,850	5.46	276,437	3,777	5.42
Total interest bearing liabilities	7,513,701	20,457	1.08%	7,174,944	22,082	1.22%	6,557,185	16,020	0.97%
Noninterest Bearing Liabilities(3)
Noninterest bearing deposits	3,583,611			3,460,857			3,437,112
Accrued interest and other liabilities	131,200			116,162			86,259
Total noninterest bearing liabilities	3,714,811			3,577,019			3,523,371
Stockholders' Equity	1,570,258			1,541,369			1,290,691
Total Liabilities and Stockholders' Equity	$12,798,770			$12,293,332			$11,371,247
Net interest income, fully tax-equivalent (non-GAAP)(1)		$113,854			$112,461			$111,848
Net interest spread(1)			3.52%			3.59%			3.99%
Net interest income, fully tax-equivalent (non-GAAP) to total earning assets			3.90%			4.02%			4.34%

(1) Computed on a tax-equivalent basis using an effective tax rate of 21%.
(2) Nonaccrual loans and loans held for sale are included in the average loans outstanding.
(3) Includes deposits held for sale.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS
	For the Year Ended
	December 31, 2019			December 31, 2018
	Average Balance	Interest	Rate	Average Balance	Interest	Rate
Earning Assets
Securities:
Taxable	$2,522,365	$73,147	2.90%	$1,999,321	$54,131	2.71%
Nontaxable(1)	313,197	12,491	3.99	439,894	17,873	4.06
Total securities	2,835,562	85,638	3.02	2,439,215	72,004	2.95
Interest bearing deposits with other banks and other short-term investments	313,373	6,695	2.14	197,562	3,698	1.87
Federal funds sold	138	4	2.90	430	—	—
Loans:(2)
Commercial and commercial real estate(1)	6,105,889	332,866	5.45	5,401,683	289,379	5.36
Residential mortgage	656,741	30,552	4.65	692,310	32,047	4.63
Agricultural and agricultural real estate(1)	550,231	29,438	5.35	549,346	28,331	5.16
Consumer	448,230	25,802	5.76	496,900	37,250	7.50
Fees on loans		8,263	—		9,339	—
Less: allowance for loan losses	(64,224)	—	—	(59,340)	—	—
Net loans	7,696,867	426,921	5.55	7,080,899	396,346	5.60
Total earning assets	10,845,940	519,258	4.79%	9,718,106	472,048	4.86%
Nonearning Assets	1,175,977			1,054,191
Total Assets	$12,021,917			$10,772,297
Interest Bearing Liabilities(3)
Savings	$5,530,503	$47,069	0.85%	$4,779,977	$25,123	0.53%
Time deposits	1,115,785	16,665	1.49	1,058,769	10,544	1.00
Short-term borrowings	126,337	1,748	1.38	142,295	1,696	1.19
Other borrowings	275,982	15,118	5.48	272,545	14,503	5.32
Total interest bearing liabilities	7,048,607	80,600	1.14%	6,253,586	51,866	0.83%
Noninterest Bearing Liabilities(3)
Noninterest bearing deposits	3,384,341			3,265,532
Accrued interest and other liabilities	115,573			75,224
Total noninterest bearing liabilities	3,499,914			3,340,756
Stockholders' Equity	1,473,396			1,177,955
Total Liabilities and Stockholders' Equity	$12,021,917			$10,772,297
Net interest income, fully tax-equivalent (non-GAAP)(1)		$438,658			$420,182
Net interest spread(1)			3.65%			4.03%
Net interest income, fully tax-equivalent (non-GAAP) to total earning assets			4.04%			4.32%

(1) Computed on a tax-equivalent basis using an effective tax rate of 21%.
(2) Nonaccrual loans and loans held for sale are included in the average loans outstanding.
(3) Includes deposits held for sale.

HEARTLAND FINANCIAL USA, INC.
SELECTED FINANCIAL DATA - SUBSIDIARY BANKS (Unaudited)
DOLLARS IN THOUSANDS
	As of and For the Quarter Ended
	12/31/2019	9/30/2019	6/30/2019	3/31/2019	12/31/2018
Total Assets
Citywide Banks	$2,294,512	$2,335,811	$2,261,591	$2,214,105	$2,307,284
New Mexico Bank & Trust	1,763,037	1,607,498	1,534,236	1,500,024	1,492,555
Dubuque Bank and Trust Company	1,646,105	1,547,014	1,680,539	1,550,487	1,480,914
Bank of Blue Valley(1)	1,307,688	1,346,342	1,319,226	564,833	571,012
Illinois Bank & Trust	1,301,172	839,721	852,830	810,357	804,907
First Bank & Trust	1,137,714	1,158,320	1,088,796	1,099,759	1,109,929
Wisconsin Bank & Trust	1,090,412	1,032,016	1,042,463	1,031,305	1,114,352
Premier Valley Bank	903,220	888,401	847,076	855,473	849,696
Arizona Bank & Trust	784,240	695,236	732,783	669,806	658,714
Minnesota Bank & Trust	718,724	718,035	631,339	657,187	666,564
Rocky Mountain Bank	532,191	528,094	503,126	489,135	490,453
Total Deposits(2)
Citywide Banks	$1,829,217	$1,895,894	$1,833,259	$1,802,701	$1,848,373
New Mexico Bank & Trust	1,565,070	1,413,170	1,346,304	1,313,708	1,307,464
Dubuque Bank and Trust Company	1,290,756	1,275,131	1,157,881	1,245,553	1,214,541
Bank of Blue Valley(1)	1,016,743	1,091,243	1,077,183	473,712	489,471
Illinois Bank & Trust	1,167,905	768,267	769,577	735,101	715,482
First Bank & Trust	893,419	903,410	844,793	857,313	861,629
Wisconsin Bank & Trust	941,109	880,217	892,020	872,090	927,821
Premier Valley Bank	707,814	719,141	689,384	676,849	639,194
Arizona Bank & Trust	693,975	578,694	646,728	593,089	574,762
Minnesota Bank & Trust	574,369	600,175	515,310	546,706	560,399
Rocky Mountain Bank	468,314	462,825	438,349	426,503	424,700
Net Income
Citywide Banks	$6,963	$6,030	$8,120	$7,283	$7,005
New Mexico Bank & Trust	6,288	6,404	7,634	7,847	6,007
Dubuque Bank and Trust Company	8,357	5,445	17,353	5,011	6,002
Bank of Blue Valley(1)	3,556	3,550	3,505	1,172	324
Illinois Bank & Trust	1,741	2,223	1,751	2,632	2,180
First Bank & Trust	4,366	2,927	3,099	2,792	3,334
Wisconsin Bank & Trust	3,103	3,195	2,516	4,707	3,229
Premier Valley Bank	3,299	3,301	2,763	2,411	2,930
Arizona Bank & Trust	993	3,222	3,110	2,780	1,951
Minnesota Bank & Trust	2,094	3,250	1,980	1,454	1,038
Rocky Mountain Bank	952	720	779	1,358	1,230

(1) Formerly known as Morrill & Janes Bank and Trust Company.
(2) Includes deposits held for sale.